UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
SYNAGRO TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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Synagro Technologies, Inc.
1800 Bering Drive, Suite 1000
Houston, Texas 77057
April 28, 2006
Dear Stockholder:
     You are cordially invited to attend the annual meeting of stockholders of Synagro Technologies, Inc. to be held at the Sheraton Suites Houston, Elderberry Room, 2400 West Loop South, Houston, Texas 77027 at 2:00 p.m., local time, on Wednesday, May 24, 2006.
     Matters to be considered and acted upon by the stockholders include (i) the election of nine directors, (ii) a stockholder proposal relating to the preparation of a report on the New York Organic Fertilizer Company facility’s environmental impacts, and (iii) any other matters that may properly come before the meeting. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.
     We urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it promptly in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

Sincerely,

Alvin L. Thomas II Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
CORPORATE GOVERNANCE
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
OTHER INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
STOCKHOLDER PROPOSAL ON THE PREPARATION OF A REPORT ON THE NYOFCO FACILITY’S ENVIRONMENTAL IMPACTS
STOCKHOLDER PROPOSAL
COMPANY RESPONSE

SYNAGRO TECHNOLOGIES, INC.
1800 Bering Drive, Suite 1000
Houston, Texas 77057
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 24, 2006

     Notice is hereby given that the annual meeting (the “Annual Meeting”) of the stockholders of Synagro Technologies, Inc. (the “Company”) will be held at the Sheraton Suites Houston, Elderberry Room, 2400 West Loop South, Houston, Texas 77027 on Wednesday, May 24, 2006, at 2:00 p.m., local time, Houston, Texas, for the following purposes:
1.	To elect a board of nine directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	To vote on a stockholder proposal relating to the preparation of a report on the New York Organic Fertilizer Company (NYOFCo) facility’s environmental impacts; and

3.	To transact such other business as may properly be presented at the Annual Meeting.
     A record of the stockholders has been taken as of the close of business on April 5, 2006, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting.
     Your participation in the Company’s affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope which has been provided for your convenience, or call 800-652-VOTE to vote by telephone.

By Order of the Board of Directors,

Alvin L. Thomas II Secretary

Houston, Texas
April 28, 2006
IMPORTANT
     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE BY CALLING 800-652-VOTE. A STOCKHOLDER MAY, IF SO DESIRED, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON AT THE ANNUAL MEETING.

SYNAGRO TECHNOLOGIES, INC.
1800 Bering Drive, Suite 1000
Houston, Texas 77057
PROXY STATEMENT
ANNUAL STOCKHOLDERS MEETING
To be held May 24, 2006
     This Proxy Statement is being mailed to stockholders commencing on or about April 28, 2006, in connection with the solicitation by the Board of Directors of Synagro Technologies, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the annual meeting (the “Annual Meeting”) of stockholders to be held in Houston, Texas on Wednesday, May 24, 2006, and upon any adjournment thereof, for the purposes set forth in the accompanying Notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. A stockholder may revoke a proxy by: (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date or (iii) voting in person at the Annual Meeting. Stockholders may access a complete list of stockholders entitled to vote at the Annual Meeting at the Company’s offices at 1800 Bering Drive, Suite 1000, Houston, Texas 77057 during ordinary business hours for a period of ten days before the Annual Meeting.
     As of April 5, 2006, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 73,429,302 shares of the Company’s common stock, par value $.002 per share (the “Common Stock”). Each share of Common Stock entitles the holder to one vote on each matter presented to the stockholders. The presence in person or by proxy of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.
     The directors will be elected by a plurality of the votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Withheld votes, if any, will not be taken into account in determining the outcome of the election of directors. Approval of the stockholder proposal set forth herein will require the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Broker non-votes will not be voted but an abstention will have the effect of a vote “Against” the approval of the stockholder proposal. Any proxy on which no direction is specified will be voted FOR the election of each of the nominees for director named herein and AGAINST the stockholder proposal set forth herein.
CORPORATE GOVERNANCE
Board Independence
     The Company’s operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company’s general operating philosophy, objectives, goals and policies. The National Association of Securities Dealers (“NASD”) listing standards exempt “controlled companies” from NASD’s requirements relating to the independence of the Board and the independence of directors who participate in the director nomination and executive compensation process, in recognition of the fact that majority stockholders have the right to select directors and control certain key decisions, such as executive officer compensation, by virtue of their ownership rights. Prior to June 2005, the Company qualified as a controlled company because, GTCR Golder Rauner, LLC (“GTCR”) held more than 50% of the

Company’s voting power. GTCR no longer holds such an interest in the Company and consequently, the Company no longer qualifies as a controlled company. While the listing standards of the NASD and NYSE Arca require a majority of the Board to be independent as defined by their respective listing rules, the NASD provides for a one year transition period for compliance with this standard for those companies that cease to qualify as a controlled company. The Company intends for a majority of its board to be independent within the prescribed time period. The current independent members on the Company’s Board of Directors are Gene A. Meredith, James B. Mattly, and Alfred Tyler 2nd.
Board of Director Meetings and Committees
     The Board of Directors of the Company met on five regularly or specially scheduled occasions during 2005 and acted by written consent 17 times during 2005. The standing committees of the Board of Directors consist of a Compensation Committee, an Audit Committee, an Executive Committee, and a Nominating and Corporate Governance Committee. During 2005, the Audit Committee met or acted by written consent six times, the Compensation Committee met or acted by written consent two times, and the Nominating and Corporate Governance Committee met or acted by written consent one time. The Executive Committee, which acts on behalf of the full board between board meetings, as necessary, did not meet in 2005.
     During 2005, each director attended at least 75 percent of the meetings of the Board of Directors and the committees thereof on which such director serves. The Company does not have a formal policy regarding director attendance at the annual meetings of stockholders. One member of the Board of Directors attended the Annual Meeting of Stockholders in 2005.
Audit Committee
     The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial statements, compliance with the legal and regulatory requirements, and the independent auditor’s qualifications and independence. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent auditors. The Board of Directors has determined that Gene A. Meredith is an audit committee financial expert as described in Item 401(h) of Regulation S-K. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and independent, as independence for audit committee members is defined in the listing standards for the NASD and NYSE Arca. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.
Compensation Committee
     The primary purpose of the Compensation Committee is to review the executive compensation program of the Company to ensure that it is adequate to attract, motivate and retain competent executive personnel and that it is directly and materially related to the short-term and long-term objectives of the Company and its stockholders as well as the operating performance of the Company. A majority of the members on the Compensation Committee currently are independent.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. A current copy of the charter is available on our website at www.synagro.com. The Nominating and Corporate Governance Committee is responsible for (a) identifying individuals qualified to serve on the Board of Directors, and recommending that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of stockholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, (b) identifying members of the Board of Directors to serve on which Board committee and to serve as chairman thereof and recommending each such member and chairman to the Board of Directors, (c) developing and revising as appropriate corporate governance guidelines applicable to the Company and recommending such guidelines or revisions to the Board of Directors, and (d) reviewing management organization and succession plans for the Chairman of the Board and the Chief Executive Officer. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee currently are independent.
Director Nomination Policy
     The Board has, by resolution, adopted a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in the Company’s recommended slate of director nominees are selected. The director nomination policy is administered by the Nominating and Corporate Governance Committee.
     Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The Board also considers whether members and potential members are independent under the NASD and NYSE Arca listing standards. In addition, candidates should possess the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; independence under Securities and Exchange Commission rules; and diversity of viewpoints, background and experiences.
     The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.
Communications with Directors
     The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full Board of Directors or one or more directors by mailing their communications to the Company at the following address: [Director] Synagro Technologies, Inc., 1800 Bering Drive, Houston, Texas 77057, Attention: Corporate Secretary (Board Matters). The Corporate Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.
Shareholder Nominations
     The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by the Corporate Secretary of the Company no later than 90 days before the anniversary of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to Synagro Technologies, Inc., 1800 Bering Drive, Suite 1000, Houston, Texas 77057, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Securities and Exchange Commission if the candidate were nominated by the Board of Directors (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on the Company’s books, and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
Code of Ethics
     The Board of Directors of the Company operates under a Financial Officer Code of Ethics that governs the Company’s Chief Executive Officer, Chief Financial Officer and all members of the Company’s Finance Department. The Financial Officer Code of Ethics is available on the Company’s website at www.Synagro.com. The Company intends to disclose on its website any waivers or amendments to its Financial Officer Code of Ethics within five business days of such action.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
     At the Annual Meeting, nine nominees are to be elected, each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the Board of Directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the Board may be reduced accordingly.
Nominees
     Certain information concerning the nominees is set forth below:

				Director
Name	Position	Committees	Age	Since
Ross M. Patten	Chairman of the Board and Vice President	Executive	62	1998

Robert C. Boucher, Jr.	Chief Executive Officer, President and Director	Executive	41	2004

J. Paul Withrow	Chief Financial Officer, Senior Executive Vice President and Director		40	2004

David A. Donnini	Director	Compensation	40	2000

Vincent J. Hemmer	Director		37	2000

James B. Mattly	Director	Audit, Nominating	64	2005

Gene A. Meredith	Director	Audit, Compensation, Nominating	64	1998

George E. Sperzel	Director		54	2004

Alfred Tyler 2nd	Director	Audit, Compensation, Executive, Nominating	63	1998

     Ross M. Patten was elected to the position of Chairman of the Board in August 1998. Mr. Patten served as the Chief Executive Officer of the Company from February 1998 until September 2003. Prior to joining the Company, Mr. Patten enjoyed a 17-year career at Browning-Ferris Industries, where he last served as Divisional Vice President–Corporate Development. He also served as Executive Vice President for Development of Wheelabrator Technologies, a Waste Management, Inc. subsidiary, and Director and Vice President–Business Development at Resource NE, Inc. prior to its acquisition by Waste Management, Inc. Mr. Patten was a founder, principal and Managing Director of Bedford Capital, an investment firm specializing in environmental companies, and of Bedford Management, which provides consulting services to publicly held waste management and environment related companies in the areas of growth and acquisition strategy formation and implementation.

     Robert C. Boucher, Jr. has served as the Company’s Chief Executive Officer since September 2003. Prior to his appointment as Chief Executive Officer, Mr. Boucher served as the Company’s President and Chief Operating Officer. Prior to joining the Company in February 2002, Mr. Boucher served as Regional Vice President of Allied Waste Industries in Tynsboro, Massachusetts from October 1997 to February 2002. From 1994 to 1997, Mr. Boucher worked for Waste Management of Greater Boston, last serving as Division President. Mr. Boucher attended Bridgeton Academy in Maine.
     J. Paul Withrow, the Company’s Chief Financial Officer since 1999, was named Senior Executive Vice President in October 2003. Prior to being named Senior Executive Vice President, Mr. Withrow was an Executive Vice President of the Company. Prior to joining the Company, Mr. Withrow was the Vice President and Chief Accounting Officer of Integrated Electrical Services, Inc., which is a national provider of electrical contracting and maintenance services. Prior to that, Mr. Withrow was a Senior Audit Manager at Arthur Andersen LLP. Mr. Withrow is a Certified Public Accountant and received his Bachelor of Business Administration in Accounting from the University of Houston.
     David A. Donnini is currently a principal and member with GTCR. He has been a Director since 2000. Prior to joining GTCR in 1991, he earned a BA in Economics summa cum laude from Yale University and a Master of Business Administration from Stanford University where he was an Arjay Miller Scholar and the Robichek Finance Award winner. Mr. Donnini also worked as an Associate Consultant with Bain & Company. Mr. Donnini’s directorships include Prestige Brands Holdings, Inc., Coinmach Corporation, InfoHighway Communications Corporation, and Syniverse Technologies, Inc.
     Vincent J. Hemmer is currently a principal with GTCR. Prior to joining GTCR in 1996, Mr. Hemmer worked as a consultant with the Monitor Company. He earned a BS in Economics, magna cum laude, and was a Benjamin Franklin Scholar at The Wharton School of the University of Pennsylvania. He serves on the board of directors of several private companies. Mr. Hemmer received his Master of Business Administration from Harvard University.
     James B. Mattly served as Chief Executive Officer and President of Loomis, Fargo & Co. from 1997 to 2004 and as Chief Executive Officer and President of Loomis Armored, Inc. from 1991 to 1997. Mr. Mattly served as a Regional Vice President of Browning-Ferris Industries, Inc. from 1979 to 1990; Corporate Vice President–Operations of Butler Aviation International, Inc. from 1977 to 1979; and Regional Vice President–General Manager of Wells Fargo Armored Service Company from 1973 to 1977. Mr. Mattly served as a pilot with the United States Navy from 1962 to 1967 receiving the Distinguished Flying Cross for service in Vietnam. He graduated Phi Beta Kappa with a Bachelor of Science in Business Administration from the University of California at Berkeley. He received his Master of Business Administration from Harvard Business School. Mr. Mattly currently serves as Chairman of the Board of Industrial Container Services, LLC (“ICS”) and Chairman of the Board of S&N Communications, Inc.
     Gene A. Meredith served more than 30 years in senior management roles in the solid waste industry. Mr. Meredith was a Regional Vice President at Browning-Ferris Industries, Inc. from 1974 to 1989, and Chairman, President and Chief Executive Officer of Mid-American Waste Systems from 1995 to 1997. He previously served as a director of USA Waste Services, Envirofil, Inc. from 1992 to 1993, Serendipity Land Yachts, Ltd. from 1997 to 2001, and as a general manager of Haulaway Waste, a waste company in St. Paul, Minnesota from 1967 to 1972. Mr. Meredith also received a Doctorate of Jurisprudence, and spent five years (from 1966 to 1971) as Senior Partner at Meredith & Addicks in St. Paul, Minnesota.

     George E. Sperzel is a principal with GTCR. Prior to joining GTCR in 2002, he served as Senior Vice President and Chief Financial Officer of Alliant Exchange, a food service company, from 2000 to 2002; Chief Financial Officer of Kao America Inc. and Chief Financial Officer of the Andrews Jergens Company, two consumer products companies, from 1993 to 2000. Mr. Sperzel also spent 14 years (from 1979 to 1993) with the General Electric Company in various senior financial positions. He serves on the Board of Directors of several private companies. Mr. Sperzel graduated with honors from the University of Louisville with a Bachelor of Science in Management.
     Alfred Tyler 2nd has been associated with the environmental services industry for over 20 years, serving most recently as President and Chief Executive Officer of Enviro-Gro Technologies until that provider of biosolids management services was sold in 1992 to Wheelabrator Technologies, Inc. Since 1983, Mr. Tyler also has been head of Weston Investments Inc., a private investment company. Since 1992, Mr. Tyler has been President of Days Cove Reclamation Company, a landfill and construction company, and has been a Managing Director of Bedford Capital since 1993.
Director Compensation
     Each Director who is not otherwise compensated by the Company for service as an officer of the Company is paid for travel expenses, if any, incurred in connection with attendance at Board and committee meetings. Independent directors are compensated $25,000 and awarded 10,000 non-qualified stock options per year. In addition, all directors not employed by the Company are compensated $2,000 for each Board meeting they attend in person and $1,000 for each Committee meeting they attend in person. Additionally, upon their initial appointment or election, directors who are not employees of the Company or principals of GTCR are granted a non-qualified option to acquire 50,000 shares of Common Stock. Each Board member who is not an employee of the Company has the right to elect to receive stock options in lieu of cash compensation for Board meetings attended, at an exercise price equal to market value of the Common Stock on the trading day immediately preceding the date of the meeting.
Vote Required for Election
     The nine nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Votes will be tabulated by Computershare Investor Services, LLC, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote. Under applicable provisions of the Company’s bylaws, any proxy containing a “Withhold” from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.
     The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed under Proposal No. 1 on pages 5-7.

Executive Officers
     Executive officers of the Company generally serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. Information regarding Messrs. Boucher and Withrow can be found under “Nominees.” The Company’s other executive officers as of April 17, 2006, are:
     Alvin L. Thomas II, 40, was appointed Executive Vice President and General Counsel in 1998. Mr. Thomas practiced law with the national law firm Littler Mendelson, P.C. prior to joining the Company. Mr. Thomas has also practiced law with Fulbright & Jaworski, L.L.P. Mr. Thomas received his law degree from the University of Pittsburgh School of Law and a LL.M. in Taxation from New York University School of Law. His legal background is broad-based with emphasis in tax law, employment law, corporate law and litigation.
     Thomas M. Urban, 49, was named Vice President, Chief Accounting Officer and Controller of the Company in June 2005. From 1997 until he joined the Company, Mr. Urban was employed by Gundle/SLT Environmental, Inc., holding the position of Corporate Controller/Chief Accounting Officer when he left to join us in 2005. He has 11 years of experience in the environmental industry, in addition to ten years experience in public accounting including several years at Ernst & Young. Mr. Urban is a Certified Public Accountant. He earned his Bachelor’s degree from the University of Houston.

Management Stockholdings
     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock at April 5, 2006, by (i) all current directors and nominees for director, (ii) the Chief Executive Officer, (iii) the next three most highly compensated executive officers, and (iv) all directors and all executive officers as a group. Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person. Unless otherwise specified, the address of the individuals below is c/o Synagro Technologies, Inc., 1800 Bering Drive, Suite 1000, Houston, Texas 77057.

	Number of	Percent
Name of Person or Identity of Group	Shares(1)	of Class
Ross M. Patten(1)	525,785	*

Robert C. Boucher, Jr. (1)	508,153	*

J. Paul Withrow(1)	394,482	*

David A. Donnini(2)	13,585,231	18.5%

Vincent J. Hemmer(2)	—	*

James B. Mattly(1)	33,334	*

Gene A. Meredith(1)(3)	107,411	*

George E. Sperzel(2)	—	*

Alfred Tyler 2nd (1)	71,673	*

Alvin L. Thomas II(1)	343,189	*

Thomas M. Urban(1)	27,080	*

All directors and executive officers as a group (10 persons)	15,396,338	20.6%

*	Less than 1% of outstanding shares

(1)	The directors and executive officers have the right to acquire the following shares of Common Stock underlying stock options within 60 days of April 5, 2006, through the exercise of stock options: Mr. Patten–399,779; Mr. Boucher–479,834; Mr. Withrow–363,713; Mr. Mattly–33,334; Mr. Meredith–26,077; Mr. Tyler–37,643; Mr. Thomas–330,000, and Mr. Urban–20,000.

(2)	Mr. Donnini is a principal and member of GTCR. Accordingly, Mr. Donnini may be deemed to beneficially own the interests owned by GTCR Fund VII, L.P., GTCR Capital Partners, L.P., and GTCR Co-Invest, L.P. (collectively, “GTCR Fund”). Mr. Donnini disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. Amounts shown in the table reflect the aggregate interests held by GTCR Fund. Messrs. Hemmer and Sperzel are members of GTCR and are not deemed to beneficially own the interests owned by GTCR Fund. The address of each of Messrs. Donnini, Hemmer and Sperzel is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(3)	Mr. Meredith shares voting power on 81,334 shares of Common Stock with his spouse.

OTHER INFORMATION
Principal Stockholders
     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock at April 5, 2006, by each stockholder who is known by the Company to own beneficially more than 5 percent of the outstanding Common Stock. As required by the Commission, the ownership percentages shown reflect beneficial ownership by a stockholder as if no other stockholder has exercised options.

Name of Person or Identity of Group Shares	Number of Shares	Percent of Class
GTCR Golder Rauner, LLC (1) 6100 Sears Tower Chicago, IL 60606	13,585,231	18.5%

Neuberger Berman Inc. (2) 605 Third Avenue New York, NY 10158	6,081,500	8.3%

T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	6,996,975	9.5%

Thornburg Investment Management, Inc.(4) 119 East Marcy Street Santa Fe, New Mexico 87501	6,751,055	9.2%

(1)	Amounts shown in the table reflect the aggregate interests held by GTCR Fund.

(2)	Based on a Schedule 13G filed by Neuberger Berman Inc. with the Securities and Exchange Commission on February 15, 2006. Beneficial owners associated with Neuberger Berman Inc. include Neuberger Berman, LLC and Neuberger Management Inc.

(3)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 13, 2006.

(4)	Based on a Schedule 13G filed by Thornburg Investment Management, Inc. with the Securities and Exchange Commission on February 15, 2006.

Executive Compensation
     The following table reflects all forms of compensation for services to the Company for the periods indicated for (i) the Chief Executive Officer, (ii) the former Chief Executive Officer, and (iii) the next three most highly compensated Executive Officers (collectively the “Named Executives”).

	Summary Compensation Table
						Long-Term
	Annual Compensation					Compensation
						Restricted
						Stock
						Awards	Stock Option	All Other
Name and Principal Position	Year	Salary	Bonus	Other(1)		(Shares)	Awards (Shares)	Compensation(2)
Ross M. Patten(3)	2005	$293,600	$—	$		—	—	$—
Former Chief Executive	2004	$281,875	$—		$9,600	—	—	$4,074
Officer, and Chairman	2003	$278,724	$—		$9,600	—	—	$3,735
of the Board of Directors

Robert C. Boucher, Jr.(4)	2005	$306,150	$700,000		$9,450	41,388	—	$10,365
Chief Executive Officer	2004	$263,033	$99,823		$8,400	—	250,000	$8,957
	2003	$243,250	$50,000		$8,400	—	—	$8,304

J. Paul Withrow	2005	$258,846	$560,000		$6,000	36,295	264,000	$9,143
Senior Executive	2004	$238,248	$90,417		$6,000	—	100,000	$5,821
Vice President and	2003	$222,979	$—		$6,000	—	—	$5,492
Chief Financial Officer

Alvin L. Thomas II	2005	$212,491	$—		$5,750	18,953	50,000	$8,512
Executive Vice President	2004	$207,391	$78,706		$6,000	—	—	$8,322
and General Counsel	2003	$202,708	$25,000		$6,000	—	—	$7,802

Thomas M. Urban(5)	2005	$98,513	$25,000		$—	4,988	100,000	$—
Vice President,	2004	$—	$—		$—	—	—	$—
Chief Accounting Officer	2003	$—	$—		$—	—	—	$—
and Corporate Controller

(1)	Vehicle allowance.

(2)	The compensation reflected in this column includes the Company’s matching contributions on behalf of the Named Executive to the Company’s 401(k) Plan.

(3)	Mr. Patten served as Chief Executive Officer from February 1998 until September 2003 and remained an employee of the Company until December 30, 2005. He currently serves as Chairman of the Board.

(4)	Mr. Boucher has served as Chief Executive Officer since September 2003.

(5)	Mr. Urban’s employment with the Company began on June 2, 2005. As a result, the table reflects his compensation for a partial year.
Option Grants
     The following table sets forth information with respect to the grants of stock options to each of the Named Executives during fiscal year ended December 31, 2005. The percentage of total options set forth below is based on an aggregate of 847,200 options granted to employees during fiscal 2005. All options were granted at the fair market value of the Company’s common stock, as determined in good faith by the Company’s Board of Directors, on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with Securities and Exchange Commission rules based on the fair market value of the stock at the time of option grant, and do not represent the Company’s estimate or projection of the future stock price.
Option Grants in Last Fiscal Year

	Number of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Annual Rate of
	Underlying	Granted to	Exercise		Stock Price Appreciation
	Options	Employees in	Price Per	Expiration	for Option Term(2)
Name	Granted(1)	Fiscal Year(1)	Share	Date	5%	10%
Ross M. Pattent	—	—%	—	—	—	—
Robert C. Boucher, Jr.	—	—%	—	—	—	—
J. Paul Withrow	264,000	31.2%	4.30	06/14/2015	$712,800	$1,808,400
Alvin L. Thomas II	50,000	5.9%	4.30	06/14/2015	$135,000	$342,500
Thomas M. Urban	100,000	11.8%	4.36	06/01/2015	$280,000	$695,000

(1)	Options vest in five equal annual installments commencing on the first anniversary of their grant date.

(2)	Potential realizable value is determined by multiplying the per share market value of the Company’s Common Stock as of the date of the grant, which is equal to the per share exercise price of the option, and the sum of one plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option), subtracting the exercise price per share from the product, and multiplying the remainder by the number of securities underlying the grant at fiscal year end.
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
     The following table sets forth information with respect to the exercised and unexercised options to purchase shares of Common Stock held by each of the Named Executives at December 31, 2005.

			Number of Unexercised Options at		Value of Unexercised In-the-Money
			December 31, 2005		Options at December 31, 2005(1)
	Shares
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ross M. Patten	1,070,221	$1,710,398	399,779	—	$691,618	$—
Robert C. Boucher, Jr.	420,166	$756,299	229,834	600,000	$397,613	$976,000
J. Paul Withrow	416,287	$749,317	297,713	430,000	$515,043	$266,380
Alvin L. Thomas II	350,000	$630,000	286,000	94,000	$494,780	$76,120
Thomas M. Urban	—	—	—	100,000	$—	$—

(1)	Value of in-the-money options calculated based on the closing price per share of the common stock on December 30, 2005 ($4.23 per share) as reported on the Nasdaq National Market.
Employment Agreements
     Robert C Boucher, Jr., Alvin L. Thomas II, and J. Paul Withrow are employed with the Company pursuant to employment agreements. The employment agreement of each of Messrs. Boucher, Thomas and Withrow has a continuous 24-month term. The minimum base salary under the respective employment agreement is $300,000 per year for Mr. Boucher, $255,000 per year for Mr. Withrow and $175,000 per year for Mr. Thomas. Each executive’s base salary is subject to annual review and may be increased, depending upon the performance of the Company and the executive, upon the recommendation of the Chairman of the Board or the Board of Directors. Additionally, Messrs. Boucher, Thomas, and

Withrow may be entitled to bonus awards, as may be approved by the Board of Directors, and are entitled to participate in any applicable profit-sharing, stock option or similar benefit plan. These agreements contain confidentiality and non-compete provisions. In addition, Mr. Boucher was granted options to purchase 1,000,000 shares of the Company’s common stock at a strike price of $2.50 as a term of his employment agreement, of which 629,834 options remain outstanding. The options vest in five equal installments over a five year period with the first 20% vesting one year from the date of grant.
     In December 2005, the Company amended the employment agreements of Messrs. Boucher, Thomas and Withrow to provide that to the extent dividends are declared and paid on the Company’s Common Stock, the executives will be entitled to receive shares of Common Stock under the Company’s 2005 Restricted Stock Plan, provided that the executives then held options to purchase Common Stock. The value of the shares of Common Stock received will equal the value of dividends that would have been payable on the Common Stock underlying the options to purchase Common Stock held by the executive if the options had been exercised. Common Stock awards relating to options that are then vested and exercisable will not be subject to any restriction on transfer. Awards relating to options that are not then vested will contain appropriate restrictions on transfer that will lapse when such options become vested and exercisable. If the option(s) lapses and does not vest, then the restricted common stock award(s) related to such option(s) will be forfeited and returned to the Company pursuant to the 2005 Restricted Stock Plan.
     The Company agreements with each of Messrs. Boucher, Thomas and Withrow provide that in the event that (i) the Company terminates the executive’s employment for any reason other than Cause (as defined), death or disability, (ii) the executive terminates their employment with the Company for Good Reason (as defined), or (iii) a Change in Control (as defined) occurs, then the executive shall have the right to receive an option payment from the Company. In satisfying this obligation, the Company will, at its option, (x) issue options to purchase a certain number registered shares of the Company’s Common Stock (“Base Option Amount”) at an exercise price of $2.50 per share, which shall be fully vested and nontransferable, and shall expire 90 days from the date of issue; (y) issue registered shares of the Company’s Common Stock equal to the result of (A) the product of the Base Option Amount multiplied by the fair market value per share of the Company’s Common Stock less $2.50 (“Stock Value”), divided by (B) the fair market value per share of the Company’s Common Stock; or (z) a cash payment equal to the Stock Value. The Base Option Amount, as modified on March 1, 2001, is equal to the number of outstanding options issued to Messrs. Boucher, Thomas and Withrow. Under the terms of Mr. Thomas’ agreement, he would be required to forfeit his existing vested and unvested stock options if such payment has been made by the Company. As of December 31, 2005, Messrs. Boucher, Thomas and Withrow had options to purchase shares of stock totaling 829,834, 380,000, and 727,713, respectively.
     Ross M. Patten was employed with the Company pursuant to an employment agreement that terminated on December 30, 2005. Mr. Patten continues to serve as the Company’s Chairman of the Board and he is now compensated equal to the compensation paid to our other independent directors.
Compensation Committee Report
     The compensation committee of the Board of Directors (the “Committee”) has furnished the following report on executive compensation for fiscal 2005:
     Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company’s financial performance, including its stock price. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation and bonuses for the executive officers are intended to be competitive with that paid in comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases and bonuses, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the Committee’s collective best judgment, which necessarily involves subjective as well as objective elements. With respect to each Named Executive, including the Chief Financial Officer but excluding the former Chief Executive Officer, the Committee determined that salary increases for each were appropriate based in part on a review of the increasing levels of responsibility resulting from the Company’s growth. The Committee determined to award bonuses to the Chief Executive Officer in the amount of $700,000 and the Chief Financial Officer in the amount of $560,000 for services rendered in 2005.
     The Committee is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees’ economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value.

The Compensation Committee:	David A. Donnini
Gene A. Meredith
Alfred Tyler 2nd
Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.
Audit Committee Report
     All members of the Audit Committee are independent as that term is defined in the NASD’s listing standards and the Sarbanes-Oxley Act of 2002. The Audit Committee, consistent with its policies and mission, operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). They also have discussed with the independent accountants their independence Based on the Audit Committee’s review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee:
Gene A. Meredith — Chairman
Alfred Tyler 2nd
James B. Mattly (as of June 1, 2005)
Kenneth Ch’uan-k’ai Leung (resigned effective June 9, 2005)

Common Stock Performance Graph
     The following graph illustrates the yearly percentage change in the cumulative stockholder return of the Company’s Common Stock with the cumulative total return of (i) the NASDAQ (U.S. Companies) Stock Index (the “NASDAQ U.S. Index”), (ii) the group of peer companies selected by the Company based on similarity to the Company’s line of business and similar market capitalization used in last year’s proxy statement, and (iii) the new group of peer companies selected by the Company based on similarity to the Company’s line of business and similar market capitalization. The Company has elected to revise its peer group because it believes that the companies reflected in the New Custom Composite Index are more reflective of the Company’s line of business and market capitalization, and therefore, provide a more meaningful comparison of stock performance.
CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2000 with dividends reinvested

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Synagro Technologies Inc.	$100	$97	$111	$97	$135	$196
Nasdaq US	$100	$79	$55	$82	$89	$91
Old Custom Composite Index (13 Stocks)	$100	$113	$87	$112	$115	$120
New Custom Composite Index (13 Stocks)	$100	$114	$90	$116	$121	$131

     The Old Custom Composite Index consists of Allied Waste Industries Inc., Waste Services Inc. (FKA Capital Environmental Resource Inc.), Casella Waste Systems, Inc., Republic Services Inc., Rich Coast Inc., Thermo Tech Technologies, Inc., US Liquids Inc., USA Biomass Corporation, Waste Connections, Inc., Waste Industries USA, Inc., Waste Management, Inc., Waste Recovery, Inc., and Waste Systems International, Inc. (through 3Q02).
     The New Custom Composite Index consists of Allied Waste Industries Inc., American Ecology Corp., Casella Waste Systems, Inc., Clean Harbors Inc., Covanta Holding Corp., Duratek Inc., Republic Services Group, Stericycle Inc., Waste Connections, Inc., Waste Industries USA, Inc., Waste Management, Inc., Waste Services Inc., and WCA Waste Corp. (beginning 3Q04).
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     None
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit Fees
     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for each of the fiscal years ended December 31, 2005, and December 31, 2004, and the reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal years were $1,506,873 and $582,997, respectively. The audit fees in 2005 also relate to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of the financial statements and other information contained in the Company’s Form S-1 filings with the SEC. The audit fees in 2004 also relate to review of the financial statements and other information contained in the Company’s Form S-1 filings with the SEC and a re-audit of the Company’s financial statements for the fiscal year ended December 31, 2001.
Audit-Related Fees
     The aggregate fees billed for audit-related services rendered by PricewaterhouseCoopers LLP for each of the fiscal years ended December 31, 2005, and December 31, 2004, were $13,929 and $31,800, respectively. The audit-related fees in 2005 and 2004 were primarily for a review of the accounting treatment of the Company’s operating and capital leases entered into in 2005 and 2004, respectively.
Tax Fees
     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning for each of the fiscal years ended December 31, 2005, and December 31, 2004, were $157,533 and $218,268, respectively. Tax fees in 2005 and 2004 include consultation, review and preparation of federal and state tax returns.

All Other Fees
     There were no fees billed for services rendered by PricewaterhouseCoopers LLP not reportable as Audit Fees, Audit Related Fees or Tax Fees in either fiscal years ended December 31, 2005, or December 31, 2004.
Audit Committee Pre-Approval Policies
     The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company’s independent auditors for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company’s independent auditor and is intended to assure that such services do not impair the auditor’s independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company’s independent auditor. Under the policy, the Audit Committee will annually review and preapprove the services that may be provided by the independent auditor without obtaining specific preapproval from the Audit Committee or its designee. In addition, the Audit Committee may delegate preapproval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent auditor. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.
     All of the services provided by the Company’s principal accounting firm described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were approved in accordance with this policy and the Audit Committee has considered whether the provision of nonaudit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence. The Audit Committee has determined that auditor independence has not been compromised.

STOCKHOLDER PROPOSAL ON THE PREPARATION OF A REPORT ON THE NYOFCO
FACILITY’S ENVIRONMENTAL IMPACTS
(Proposal No. 2 on Proxy Card)
     Three of the Company’s stockholders have submitted the proposal set forth below relating to the Company’s disclosure of the environmental, health and safety impacts of New York Organic Fertilizer Company (NYOFCo), one of the Company’s wholly owned subsidiaries, on the South Bronx, New York community. Upon written or oral request, the Company will provide the name, address and share ownership information of the proponents. Any such requests should be directed to the Company’s Corporate Secretary. For the reasons set forth after the proposal, the Board recommends a vote “AGAINST” the proposal.
STOCKHOLDER PROPOSAL
Report on NYOFCo’s Environmental Impacts
Resolved: shareholders request the Board of Directors to report, by January, 2007, at reasonable cost and omitting proprietary information, on environmental, health and safety impacts of New York Organic Fertilizer Company (NYOFCo), operated by Synagro, on the South Bronx, New York community.
Supporting statement
Corporations have a moral and legal responsibility to account for impacts—not only on ecosystems, but also on health and safety of communities hosting their facilities. Synagro operates NYOFCo pursuant to a New York City contract, our company’s largest municipal services contract.
Hunts Point, NYOFCo’s location, is a one square mile peninsula in southeastern Bronx County. It is one of the poorest Congressional Districts in the U.S., where incidence of childhood asthma is among the highest in the nation. This community bears heavy environmental burdens form local industrial and commercial facilities that daily bring thousands of diesel trucks through the neighborhood.
Since opening, NYOFCo has added to environmental burdens of Hunts Point and the surrounding area. Even after our company acquired NYOFCo operations in 2000, residents continued complaining that noxious odors emanate from the plant.1,3 Odors from NYOFCo’s smoke stacks, only 163 feet tall, are carried to nearby Public School 48 that sits on higher ground.
NYOFCo’s safety record also causes alarm in the community and concern among shareholders due to a series of explosions and fires,3 most recently in February 2005. Facility inspections and review of NYOFCo’s stack tests in 2003-2004 led New York State’s Department of Environmental Conservation to issue violations for excessive air pollution and discharges of untreated sewage into the East River,2 imposing a $75,000 fine and requiring major equipment upgrades.
NYOFCo’s poor environmental performance and failure to maintain positive relations with the host community negatively impacted plans for expanding operations, mostly notably in Honolulu.4 Given our

[1]	Williams, Sam. “Sludge and Scandal.” The Gotham Gazatte, 2/04

[2]	Ragouzeous, Andrew. “CB 2 chairperson steps down after conflict of interest allegations.” Bronx Times, 1/29/04.

[3]	McGurk, Joe. “Dung Flung in Bronx Silo Blast.” New York Post, 9/5/03.

[4]	Guyette, Curt. “All mucked up.” Metro Times Detroit, 2/25/04.

company’s growth strategy that calls for expanding existing services contracts and attracting new customers, shareholders are concerned that NYOFCo’s environmental record and reputation may prevent or impair further growth.
We believe the report should include:
1.	NYOFCo’s total releases – both within its permit and emergency releases – to air, water and land, including releases of toxins, molds, pathogens, hazardous waste and hazardous air pollutants contained in the Environmental Protection Agency’s 1998 proposed rules for national emission standards at Public Owned Treatment Works, and other environmental impacts of Hunts Point and the South Bronx;

2.	The extent to which NYOFCo’s operations may impact health and/or safety of individuals in Hunts Point and the South Bronx; and

3.	How Synagro and NYOFCo integrate community environmental accountability into environmental management procedures and business practices.
We believe adoption of this proposal will benefit our company and its shareholders.
COMPANY RESPONSE
     Your Board of Directors believes that the proposal is contrary to the interests of Synagro and our stockholders and, accordingly, is recommending that our stockholders vote “AGAINST” the proposal for the following reasons:
     Synagro is fully committed to ensuring our NYOFCo facility is operated in a manner that benefits the community in which it is located. We share the proponents’ dedication to protecting the environment of the South Bronx and the health and safety of its residents. However, we believe that preparation of the report requested by this proposal is unnecessary in light of the regulatory framework in which we operate and our current business practices.
     The environmental practices at Synagro’s NYOFCo facility are highly regulated under the Clean Water Act, Clean Air Act, New York State Solid Waste Regulations and local Fire Department regulations. Synagro invests significant resources to ensure compliance with all applicable governmental regulations. We currently provide periodic reports regarding our releases in the South Bronx under the standards required by our permits. These disclosures and reports, which are publicly available, already adequately discuss NYOFCo’s total releases and the impact of its operations on the health and safety of residents. We believe that the production of the separate and wide ranging report requested by this stockholder proposal would involve unnecessary expenditures of time and corporate resources.
     Additionally, Synagro’s current business practices illustrate our commitment to community environmental accountability. We work hard to be a good corporate citizen and have taken proactive steps to protect the health and safety of South Bronx residents, such as (i) installing expensive engineering controls at the NYOFCo facility to help ensure compliance with permit emission levels, (ii) contracting with an independent company to perform monthly odor surveys that supplement our own odor monitoring, and (iii) donating more than $100,000 to fund a health initiative through a non-profit organization dedicated to improving the health and well-being of low-income New Yorkers. Our

NYOFCo facility has also become more involved with the community in order to open a dialogue with South Bronx residents, attending local environmental meetings, forming a community panel and releasing an informational and educational newsletter. In light of our current practices, Synagro believes that the preparation of the report requested by the proponent is unnecessary. We feel that the interest of our stockholders will best be served if we continue to focus our efforts on further developing and implementing our environmental initiatives across our facilities.
     In summary, the Board of Directors believes that the proposed report would be duplicative of our existing efforts and would not result in any additional benefit to Synagro or our stockholders. WE URGE STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless the stockholder otherwise specifies.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL FOR THE PREPARATION OF A REPORT ON THE NYOFCO FACILITY’S ENVIRONMENTAL IMPACTS.

Proxy Solicitation
     The Company has retained Georgeson Shareholder Communications Inc. (“Georgeson”) to assist with the solicitation of proxies for a fee of $5,500, plus reimbursement of out-of-pocket expenses. Certain proxy related services, such as tabulation and mailing to registered stockholders shall be performed by Computershare Investor Services, LLC, the Company’s transfer agent and the parent company of Georgeson. Such services are included in the Company’s transfer agent fee of $1,000 per month. The Company will pay all expenses of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, the Company has made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Certain of the Company’s employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Commission. With respect to the year ended December 31, 2005, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and 10% stockholders have been met.
Stockholder Proposals
     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2007 annual meeting of stockholders is required to submit such proposal to the Company on or before December 29, 2006.
Other Matters
     The Annual Report to stockholders covering the year ended December 31, 2005, either has been mailed to each stockholder entitled to vote at the Annual Meeting or accompanies this proxy statement.
     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.
     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

By Order of the Board of Directors

Alvin L. Thomas II
Secretary
April 28, 2006

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 — Ross M. Patten	☐	☐	04 — Vincent J. Hemmer	☐	☐	07 — George E. Sperzel	☐	☐

02 — Robert C. Boucher, Jr.	☐	☐	05 — James B. Mattly	☐	☐	08 — Alfred Tyler 2nd	☐	☐

03 — David A. Donnini	☐	☐	06 — Gene A. Meredith	☐	☐	09 — J. Paul Withrow	☐	☐
B	Issues
The Board of Directors recommends a vote AGAINST the following proposal.

		For	Against	Abstain
2.	Approval of Stockholder Proposal Relating to the Preparation of a Report on the New York Organic Fertilizer Company Facility's Environmental Impacts	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorny, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy — Synagro Technologies, Inc.

Meeting Details

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2006

Robert C. Boucher, Jr. and Alvin L. Thomas, II, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Synagro Technologies, Inc. to be held at the Sheraton Suites Houston, Elderberry Room, 2400 West Loop South, Houston, Texas 77027 to be held on Wednesday, May 24, 2006 at 2:00 p.m. local time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nine director nominees named in Proposal 1 and AGAINST the stockholder proposal set forth in Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

(Continued and to be voted on reverse side.)